Exhibit 10.1 SEVERANCE AGREEMENT May 17, 2022 Helen of Troy Nevada Corporation l Helen of Troy Plaza El Paso, Texas 79912 Attn: Board of Directors 1. Employment Relationship. Tessa Judge (“Employee”) is currently employed by Helen of Troy Nevada Corporation, a Nevada corporation (the “Company”) as Chief Legal Officer. Employee and the Company acknowledge that either party may terminate Employee’s employment relationship with the Company and any of its affiliates at any time and for any or no reason, provided that each party complies with the terms of this Agreement. Capitalized terms used but not otherwise defined in this Agreement are defined in Section 5 below. 2. Release of Claims. In consideration for and as a condition precedent to receiving the severance benefits outlined in this Agreement, Employee agrees to execute a Release of Claims in the form attached as Exhibit A (“Release of Claims”). Employee promises to execute and deliver the Release of Claims to the Company within 21 days (or, if required by applicable law, 45 days) from the last day of Employee’s active employment. Employee shall forfeit the severance benefits outlined in this Agreement in the event that Employee fails to execute and deliver the Release of Claims to the Company in accordance with the timing and other provisions of the preceding sentence or revokes such Release of Claims prior to the “Effective Date” (as such term is defined in the Release of Claims) of the Release of Claims. 3. Additional Compensation Upon Certain Termination Events. 3.1 Termination of Employee’s Employment (Not in Connection with a Change of Control or Retirement Termination of Employment). In the event of a Termination of Employee’s Employment and contingent upon the Employee’s execution of the Release of Claims without revocation within the time period described in Section 2 above and in compliance with Section 8 and Section 9 of this Agreement, Employee shall be entitled to the following benefits: (a) an amount equal to (i) twelve (12) months of Employee’s annual base pay at the rate in effect immediately prior to the date of Termination of Employee’s Employment plus (ii) 100% of the target annual incentive for the performance period during which Employee’s employment was terminated, which incentive payment would have been awarded to Employee under the Helen of Troy Limited 2011 Annual Incentive Plan and any successor annual incentive plan or arrangement in which executive officers and employees of Helen of Troy Limited, a Bermuda company (“Helen of Troy”), and its subsidiaries are eligible to participate (as amended, restated or modified from time to time, the “Annual Incentive Plan”); (b) an amount equal to the pro rata portion (as defined below) of the annual incentive payable under the Annual Incentive Plan for the performance period during which Employee’s employment was terminated had Employee’s employment not been terminated, based upon the actual performance of Helen of Troy at the end of such performance period and payable at the same time that such payment would be made during Employee’s regular employment with the Company. For purposes of this Section 3.1(b), the term “pro rata portion” shall mean a percentage, when expressed as a fraction, the numerator of which is the number of days during the applicable performance period in which the Employee was an employee of the Company, and the denominator of which is the number of days in such performance period; (c) the vesting of the pro rata portion (as defined below) of any performance-based compensation that would be vested or otherwise payable to Employee under the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan, the Helen of Troy Limited 2018 Stock Incentive Plan and any successor stock or long-term incentive plan in which executive officers and employees of Helen of Troy and its subsidiaries are eligible to participate (as amended, restated or modified from time to time, the “Stock Incentive Plan”) for the performance period(s) during which Employee’s employment with the Company was terminated if Employee’s employment had not been terminated, based upon the actual performance of Helen of Troy at the end of such performance period(s) and payable at the same time that such payment would be made during Employee’s regular employment with the Company. For purposes of this Section 3.1(c), the term “pro rata portion” shall mean a percentage, when expressed as a fraction, the numerator of which is the number of days during the applicable performance period(s) in which the Employee was an employee of the Company, and the denominator of which is the number of days in such performance period(s); and (d) the immediate vesting of a pro rata portion (as defined below) of any installment of time-vested restricted stock units (“RSUs”), time-vested restricted stock awards (“RSAs”) and time- vested options granted under the Stock Incentive Plan that would have vested as of the anniversary of the date that begins the vesting period applicable to such installment of RSUs, RSAs or options that immediately follows the date of Termination of Employee’s Employment. For purposes of this Section 3.1(d), the term “pro rata portion” shall mean, with respect to any award of time-vested RSUs, time- vested RSAs or time-vested options, a percentage, when expressed as a fraction, the numerator of which is the number of days from and after the date that begins the vesting period applicable to such installment of RSUs, RSAs or options during which Employee was an employee of the Company, and the denominator of which is the total number of days in the vesting period(s) applicable to such installment of RSUs, RSAs or options assuming Employee had been an employee throughout such vesting period and no event or other matter occurred that would accelerate the vesting of such award. Any options that vest pursuant to this Section 3.1(d) shall remain exercisable through the post-termination exercise period set forth in or contemplated by the agreement evidencing the option. Notwithstanding anything to the contrary in this Agreement, if any payments, awards or benefits are owed or required to be settled or delivered to Employee under Section 3.3 hereof, then Employee shall not be entitled to any payment or benefit under this Section 3.1. Notwithstanding anything to the contrary in this Agreement, if any payments, awards or benefits are owed or required to be settled or delivered to Employee under Section 3.1(c) and (d) and Employee has attained Retirement Eligibility, then Employee shall be entitled to the greater of the payment or benefit under Section 3.1(c) and (d), determined on an aggregate basis with respect to the Eligible RSAs, on the one hand, or Section 3.2, determined on an aggregate basis with respect to the Eligible RSAs, on the other hand. Solely for purposes of this paragraph, the determination of the Eligible RSAs shall assume that the date of Retirement Termination of Employment shall be deemed to have occurred as of the date of the termination of his or her employment regardless of whether such termination occurred due to a Termination of Employee’s Employment or a Retirement Termination of Employment. 3.2 Retirement Termination of Employment. In the event of a Retirement Termination of Employment and contingent upon Employee’s execution of the Release of Claims without revocation within the time period described in Section 2 above and in compliance with Section 8 and Section 9 of this Agreement, Employee shall be entitled to the following benefits:

(a) the vesting of any performance-based Eligible RSAs at the same time that such Eligible RSAs would otherwise become eligible to vest if the Compensation Committee of the Board (the “Compensation Committee”), in its reasonable discretion, determines the Eligible RSAs would be vested under the Stock Incentive Plan for the performance period(s) during which Employee’s employment with the Company was terminated had Employee’s employment not been terminated, based upon the actual performance of Helen of Troy at the end of such performance period(s); and (b) the continued vesting following the date of the Retirement Termination of Employment of all time-vested Eligible RSAs in accordance with the terms and conditions of the applicable award agreement and the Stock Incentive Plan; provided that the number of shares that shall be eligible to continue to vest as of each vesting date of such Eligible RSAs following such date of Retirement Termination of Employment shall be equal to the pro rata portion (as defined below) of any Unvested Tranche applicable to such vesting date assuming no event or other matter occurred that would accelerate the vesting of such award. For purposes of this Section 3.2(b), the term “pro rata portion” shall mean, with respect to each Unvested Tranche of Eligible RSAs, a number of shares equal to the product of (i) a percentage, when expressed as a fraction, which has a numerator equal to the number of days from and including the Grant Date of such Eligible RSAs through and including the date of Retirement Termination of Employment and a denominator equal to the number of days from and including the Grant Date of such Eligible RSAs through and including the vesting date for such Unvested Tranche, multiplied by (ii) the number of shares of the Eligible RSAs subject to such Unvested Tranche. The remaining shares in any Unvested Tranche of time-vested RSAs under the Stock Incentive Plan will be forfeited upon the Retirement Termination of Employment. 3.3 Termination of Employee’s Employment in Connection with a Change of Control. If there is a Change of Control, and if within six months prior to, on, or within eighteen months following the effective date of such Change of Control, there occurs a Termination of Employee’s Employment and contingent upon the Employee’s execution of the Release of Claims without revocation within the time period described in Section 2 above and in compliance with Section 8 and Section 9 of this Agreement, Employee shall be entitled to the following benefits (without duplicating any payment already owed under Section 3.1 or Section 3.2): (a) an amount equal to (i) eighteen (18) months of Employee’s annual base pay at the rate in effect immediately prior to the date of Termination of Employee’s Employment plus (ii) 150% of the target annual incentive under the Annual Incentive Plan for the performance period during which Employee’s employment was terminated; (b) the pro rata portion (as defined in Section 3.1(b)) of the target amount of any annual incentive compensation under the Annual Incentive Plan for the performance period during which Employee’s employment with the Company terminated; (c) immediate vesting of all unvested, time-vested RSUs and unvested, time-vested RSAs granted pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Employee’s Employment; (d) immediate vesting of all unvested, time-vested options granted pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Employee’s Employment and an extended exercisability period for options that vest pursuant to this Section 3.3(d) ending on the later of the last date of the post-termination exercise period set forth in the agreement evidencing the option and ninety (90) days following the date of a Change of Control, provided that no option shall be exercisable beyond the original term of the option; provided that the exercise of such options shall otherwise be subject to the terms and conditions of the Stock Incentive Plan and the award agreement relating to such option; and (e) immediate vesting based on assumed performance attainment at target levels of all unvested performance-based RSUs and unvested performance-based RSAs issued pursuant to the Stock Incentive Plan that are outstanding as of immediately prior to the date of Termination of Employee’s Employment. Notwithstanding anything to the contrary in this Agreement, if any payments, awards or benefits are owed or required to be settled or delivered to Employee under Section 3.3(c), (d) and (e) and Employee has attained Retirement Eligibility, then Employee shall be awarded the payment or benefit under Section 3.3(c), (d) and (e), and Employee shall not be entitled to any payment or benefit under Section 3.2, except as provided in the immediately following sentence. If, following the end of the relevant performance period(s) for the performance-based RSAs the Employee received under Section 3.3(e), the number of Eligible RSAs that would have vested under Section 3.2(a) is, on an aggregate basis, greater than the number of RSAs that vested under Section 3.3(e) on an aggregate basis, then Employee will also be entitled to the vesting of the number of performance-based Eligible RSAs equivalent to the positive difference thereof, at the time required under Section 3.2(a). Solely for purposes of this paragraph, the determination of the Eligible RSAs shall assume that the date of Retirement Termination of Employment shall be deemed to have occurred as of the date of the termination of his or her employment regardless of whether such termination occurred due to a Termination of Employee’s Employment in connection with a Change of Control or a Retirement Termination of Employment. 3.4 The Company shall pay Employee any unpaid base salary or other benefit earned by him up to and including the date of Termination of Employee’s Employment or the date of Retirement Termination of Employment, as applicable (including any unpaid cash or equity incentive payment earned under the Annual Incentive Plan or the Stock Incentive Plan and vested prior to the effective date of such termination to the extent such payment would not violate Section 409A of the Code (“Section 409A”)). For purposes of this Agreement and any award or award agreement granted under any stock or other incentive plan of Helen of Troy and its subsidiaries, Employee shall not be deemed to be eligible for or to have “earned” any performance-based award under such plan or such award agreement unless the applicable performance period has been fully completed and the applicable performance goals have been achieved. Subject to compliance with Section 13, the amounts described in this Section 3.4, if any, shall be paid on the date Employee would otherwise have received each such payment if her employment had not been terminated, subject to certification of the attainment of any performance goals by the Compensation Committee to the extent required by the Code or any stock or other incentive plan of Helen of Troy and its subsidiaries or any related award agreement. 3.5 In the event of a Termination of Employee’s Employment under Section 3.1, a Retirement Termination of Employment under Section 3.2 or a Termination of Employee’s Employment under Section 3.3, the Company shall provide, to the extent permitted by benefit plans of Helen of Troy and its subsidiaries, and applicable law, the continuation (by way of Company payment for the entire coverage under COBRA) of health insurance benefits for Employee and her eligible dependents for a maximum of (a) twelve (12) months, in the event of a Termination of Employee’s Employment under Section 3.1, or until Employee is covered by another health insurance policy or is eligible for coverage under an employer-sponsored group health plan, if that occurs earlier than twelve months following the Termination of Employee’s Employment under Section 3.1 or (b) eighteen (18) months, in the event of a Retirement Termination of Employment under Section 3.2 or a Termination of Employee’s Employment under Section 3.3, or until Employee is covered by another health insurance policy or is eligible for coverage under an employer-sponsored group health plan, if that occurs earlier than eighteen months following a Retirement Termination of Employment under Section 3.2 or the Termination of Employee’s

Employment under Section 3.3, as applicable. The Company shall pay the Company’s COBRA administrator directly on behalf of Employee. Employee acknowledges that the Company’s payment for coverage under COBRA may be a taxable benefit to Employee. Accordingly, in order to comply with applicable tax rules and to the extent required, the Company will impute the amount of the premium to Employee as income and report it on Form W-2. Employee and the Company agree that if the COBRA continuation payments provided for in this Section 3.5 are determined to be discriminatory under the Affordable Care Act nondiscrimination provisions applicable to insured group health plans, the parties will renegotiate Section 3.5, as applicable, in good faith to avoid the imposition of any excise tax on Employee or the Company. 3.6 Timing of Payment. Notwithstanding anything to the contrary herein, all payments, awards and benefits due or required to be delivered to Employee under Sections 3.1, 3.2 and 3.3 that are not otherwise required by any rule or regulation issued by any state or federal governmental agency shall be contingent upon execution by Employee of the Release of Claims without revocation within the time period described in Section 2 above. Subject to Employee’s compliance with Section 13, and Employee’s continuing compliance with Section 9: (a) The amount, if any, to be paid under Section 3.1(a) shall be payable in twenty-four (24) equal, semi-monthly installments, commencing on the second payroll date following the date that the Release of Claims becomes effective and that is at least 60 but not more than 75 days after the date of Termination of Employee’s Employment and continuing on a semi-monthly basis thereafter on the Company’s regular payroll dates of each ensuing calendar month. (b) The amounts, if any, to be paid or required to be delivered under Section 3.1(b) and Section 3.1(c) shall be payable in accordance with the terms and conditions set forth in Section 3.1(b) and Section 3.1(c), respectively, and in any event within two and one-half months following the last day of the Company’s fiscal year containing the last day of the applicable performance period. (c) Payments and benefits owed, if any, under Section 3.1(d) hereof shall be settled or provided within 60 days following the date of Termination of Employee’s Employment. (d) The amount, if any, to be paid under Section 3.3(a) shall be payable in a lump sum cash payment on the second payroll date following the date that the Release of Claims becomes effective and that is at least 60 but not more than 75 days after the later of the date of Termination of Employee’s Employment and the date of the Change of Control; provided, however, that if the amounts constitute non- qualified deferred compensation subject to Section 409A and the Change of Control does not constitute a “change in control event” within the meaning of the Treasury Regulations of Section 409A, then the portion of such amount that is equal to the amount that would have been paid under Section 3.1(a) had the termination not been in connection with a Change of Control, and that would have been subject to Section 409A, shall be paid in installments pursuant to the same schedule set forth in Section 3.6(a), and the amount equal to the difference between the amount payable under Section 3.3(a) and the aggregate amount payable under Section 3.1(a) and that is subject to Section 409A shall be paid in a lump sum at the same time that the seventh semi-monthly installment is paid. Payments and benefits owed, if any, under Sections 3.3(b), (c), (d) or (e) hereof shall be paid or provided within 60 days following the later of the date of Termination of Employee’s Employment or the occurrence of the event constituting a Change of Control. Notwithstanding the foregoing, the timing of any amounts, awards or benefits to be paid, provided, delivered or settled under this Section 3.6 is subject to compliance with Section 409A to the extent any of the payments or benefits are considered non-qualified deferred compensation under Section 409A.

3.7 Parachute Payments. In the event that any benefits payable to Employee pursuant to this Agreement, either alone or in conjunction with other compensatory payments, (a) constitute “parachute payments” within the meaning of Section 280G of the Code and (b) but for this Section 3.7 would be subject to the excise tax imposed by Section 4999 of the Code or any comparable successor provisions (the “Excise Tax”), then Employee’s benefits payable hereunder shall be either (x) provided to Employee in full, or (y) provided to Employee to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing results in the receipt by Employee, on an after-Excise Tax basis, of the larger economic benefit, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax, in each case, as calculated in the Company’s reasonable judgment. In no event shall the foregoing be interpreted or administered so as to result in an acceleration of payment or further deferral of payment of any amounts (whether under this Agreement or any other arrangement) in violation of Sections 409A. Subject to the immediately preceding sentence, any reduction pursuant to clause (y) shall be made by first reducing any cash payments, next by reducing any non-cash benefits, next by reducing any accelerated performance-based equity grants, and finally by reducing any time-vested equity grants, in each case in the reverse order of payment. 4. Withholding; Subsequent Employment. 4.1 Withholding. All payments and benefits provided for in this Agreement are subject to applicable withholding obligations imposed by federal, state and local laws and regulations. 4.2 Offset. The amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Employee as the result of employment by another employer after Termination of Employee’s Employment or Retirement Termination of Employment. 4.3 No Further Compensation. Notwithstanding any other provision of this Agreement, the Annual Incentive Plan, the Stock Incentive Plan, any severance plan, policy, practice, or arrangement or any other benefit plan, agreement or arrangement of or maintained by Helen of Troy or any its subsidiaries, the provisions of this Agreement exclusively shall govern Employee’s rights to severance benefits upon termination of employment with the Company and its affiliates, and except as expressly set forth in this Agreement, Employee shall have no further right to any compensation or other benefits pertaining to severance. Under no circumstances will any rights or awards of Employee under the Annual Incentive Plan or the Stock Incentive Plan accelerate and vest upon the Termination of Employee’s Employment or Retirement Termination of Employment, except as otherwise provided in this Agreement. 5. Definitions. 5.1 Beneficial Owner or Beneficially Owned has the meaning of such term in Rule 13d-3 under the Exchange Act (or any successor rule thereto). 5.2 Board. “Board” shall mean the Board of Directors of Helen of Troy. 5.3 Cause. “Cause” shall mean: (a) Employee’s commission of an act of fraud, embezzlement or similar action; Employee’s conviction of, or plea of guilty or no contest to, (i) any felony, (ii) any crime involving fraud or embezzlement or (iii) any defalcation or any crime involving moral turpitude; (b) Employee’s material breach of any written policy of the Company or Helen of Troy, including but not limited to the Code of Ethics for the Chief Executive Officer and Senior Financial

Officers of Helen of Troy, which, if in the determination of the Board is capable of being cured or corrected, such breach is not cured or corrected by the Employee within thirty (30) days of receiving written notice thereof from the Company; (c) Employee’s commission of any act of dishonesty which is injurious to the business reputation of the Company or Employee’s violation of the Company’s insider trading policy; (d) Employee’s failure to perform her material duties, including without limitation, the failure to follow the directions of the Board or the Chief Executive Officer of Helen of Troy; or (e) the breach of any fiduciary duty owed to the Company, Helen of Troy and/or its shareholders, which is deemed to be material in the reasonable judgment of the Board. 5.4 Change of Control. “Change of Control” means the occurrence of any of the following events: (a) any “person” (as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any successor section thereto) becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the Outstanding Helen of Troy Voting Securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Helen of Troy or any corporation controlled by Helen of Troy, or (ii) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (b) of this Section 5.4; (b) the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then issued and outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Helen of Troy Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation; (c) the (i) approval by the shareholders of Helen of Troy of a complete liquidation or dissolution of Helen of Troy or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Helen of Troy and its “subsidiaries” (as defined in Section 424(f) of the Code), unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Helen of Troy Voting Securities immediately prior to such sale or disposition; or (d) during any period of twenty-four months (not including any period prior to the effective date of the Helen of Troy Limited 2018 Stock Incentive Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with Helen of Troy to effect a transaction described in Sections 5.4(a), (b) or (c) hereof, (ii) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of Helen of Troy representing 10% or more of the Outstanding Helen of Troy Voting Securities) whose election by the Board or nomination for election by Helen of Troy’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof. Notwithstanding the foregoing, to the extent that an option, RSA or RSU is subject to the terms of the Stock Incentive Plan and the Stock Incentive Plan would not permit the use of the definition of Change of Control set forth herein for the determination, vesting, or any other benefit hereunder, then each reference to a Change of Control herein shall be deemed to be the definition of “Change of Control” (or analogous term) defined in the Stock Incentive Plan applicable to such option, RSA or RSU with respect to such determination, vesting, or any other benefit. 5.5 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended. 5.6 Disability. “Disability” shall mean that Employee would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the affiliate or subsidiary of the Company to which Employee provides services regardless of whether Employee is covered by such plan or policy. If the Company or the affiliate or subsidiary of the Company to which Employee provides services does not have a long-term disability policy, “Disability” shall mean that Employee is unable to carry out the responsibilities and functions of the position held by Employee by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days or one-hundred eighty (180) non-consecutive days in any twelve month period. An Employee shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Compensation Committee of the Board (or any successor thereto or other committee designated by the Board to assume the obligations of the Compensation Committee of the Board under the terms of the Stock Incentive Plan, or if no committee shall be designated or in office, the Board) in its sole discretion. 5.7 Eligible RSAs. “Eligible RSAs” shall mean, with respect to each award of RSAs granted under the terms and conditions of the Stock Incentive Plan that is not fully vested, each unvested RSA that has a Grant Date that is at least six months (measured from and including the Grant Date) before the date of the Retirement Termination of Employment; provided that Eligible RSAs shall not include RSAs for which, under the terms of the applicable award agreement, the vesting of the RSAs shall not accelerate or be eligible for acceleration under any agreements, plans, policies, arrangements or programs by reason of Employee’s termination of service with the Company or its affiliates due to retirement, age and/or total years of service with the Company or its affiliates (or any combination thereof). 5.8 Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto. 5.9 Good Reason. “Good Reason” shall mean any of the following if such event occurs without the consent of the Employee: (a) Employee shall fail to be vested by the Company or Helen of Troy with the powers and authority of the Chief Legal Officer or a significant change by the Company or Helen of Troy in Employee’s functions, duties or responsibilities which would cause Employee’s position with the Company or Helen of Troy to become of less responsibility or scope from the position and attributes thereof described in Section 1 above; (b) a material reduction by the Company in Employee’s base salary;

(c) the Company requires Employee to move her residence more than fifty miles from El Paso, Texas; or (d) the refusal of any successor to assume this Agreement in accordance with the terms and conditions of Section 6. Notwithstanding anything to the contrary contained herein, no termination for Good Reason shall occur unless (i) Employee delivers written notice to the Company of the occurrence of the event described in this Section 5.9 that constitutes Good Reason within ninety (90) days of Employee learning of the initial existence of the event, (ii) the Company or Helen of Troy, as applicable, fails to remedy the event within thirty (30) days of the delivery of such notice and (iii) Employee terminates her employment no later than thirty (30) days following the end of such cure period. 5.10 Grant Date. “Grant Date” means (a) with respect to any option, RSA or RSU, the date expressly stated as the “Grant Date” or “Date of Grant” or analogous term in the applicable award agreement or (b) if no such date is specified in the applicable award agreement, the date on which the Compensation Committee resolves to grant an option, RSA or RSU, as the case may be. 5.11 Outstanding Helen of Troy Voting Securities. “Outstanding Helen of Troy Voting Securities” means the then issued and outstanding voting securities of Helen of Troy entitled to vote generally in the election of directors. 5.12 Retirement Eligibility. “Retirement Eligibility” means any time after the date (a) the sum of the Employee’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is sixty-five (65) and (b) the Employee attains ten (10) consecutive years of employment with the Company or any of its affiliates or subsidiaries. 5.13 Retirement Termination of Employment. “Retirement Termination of Employment” means that Employee, by written notice to the Company, has voluntarily terminated her employment with the Company (including any affiliate or subsidiary of the Company) for any reason other than for Cause, death or Good Reason on or after the date Employee attains Retirement Eligibility. 5.14 Termination of Employee’s Employment. “Termination of Employee’s Employment” means that (a) the Company has terminated Employee’s employment with the Company (including any affiliate or subsidiary of the Company) other than for Cause, death, Disability or a Retirement Termination of Employment, or (b) Employee, by written notice to the Company, has terminated her employment with the Company (including any affiliate or subsidiary of the Company) for Good Reason other than due to a Retirement Termination of Employment. A Termination of Employee’s Employment is intended to mean a termination of employment which constitutes a “separation from service” under the Code for purposes of non-qualified deferred compensation payable hereunder on or by reference to the Employee’s separation from service. 5.15 Unvested Tranche. “Unvested Tranche” means, for any applicable period of determination, the period (a) between the Grant Date and the first vesting date of such Eligible RSA, if no portion of the Eligible RSA has vested as of such determination, and (b) between each vesting date under any Eligible RSA. 6. Successors; Binding Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations of Employee under this Agreement shall inure to the benefit of, and shall be binding upon, Employee and (other than obligations to perform services and to refrain from disparagement)

her heirs, personal representatives and assigns; provided that Employee may not assign any of her rights, interests or obligations hereunder without the prior written consent of the Company or Helen of Troy. The Company will require, and will cause Helen of Troy to require, any successor (whether direct or indirect, by purchase, merger, acquisition of assets, consolidation or otherwise) to all or substantially all of the business and/or assets of Helen of Troy to assume and agree to perform the duties and obligations of Helen of Troy and the Company, as the case may be, under this Agreement in the same manner and to the same extent that Helen of Troy and the Company would be required to perform if no such succession had taken place. 7. Entire Agreement; Conflicts with Other Agreements. With respect to the matters covered by this Agreement, this Agreement contains the entire understanding relating to the subject matter hereof and supersedes any prior written or oral agreements, representations, and understandings, whether written or not, if any, between the Company or any predecessor of the Company and Employee. As of the date hereof, this Agreement supersedes and replaces any and all severance pay plans, policies, practices, arrangements or programs, written or unwritten, that Helen of Troy or any its subsidiaries may have had in effect for Employee from time to time prior to the date hereof. In the event of any conflict or inconsistency between the terms of any other agreement between the Company, Helen of Troy, or any of their respective subsidiaries and Employee or any plan of Helen of Troy or its subsidiaries and the terms hereof, the terms of this Agreement shall govern. 8. Resignation of Corporate Offices. Employee will resign Employee’s office, if any, as a director, officer, trustee or other position of the Company, its subsidiaries or affiliates and of any other corporation, partnership, trust or other entity of which Employee serves as such at the request of the Company or its affiliates, effective as of the date of Termination of Employee’s Employment or the date of the Retirement Termination of Employment, as applicable. Employee agrees to provide the Company such written resignation(s) upon request and that no severance pay or other benefits will be paid until after such resignation(s) are provided. Employee agrees to execute all documents and take such further steps as may be required to effectuate such resignation(s). 9. No Disparagement. (a) Employee agrees, other than with regard to employees in the good faith performance of Employee’s duties with the Company while employed by the Company, both during the term of Employee’s employment and after Employee’s employment with the Company terminates, not to knowingly disparage the Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation. This Section 9(a) shall not be violated by statements from Employee which are truthful, complete and made in good faith in required response to legal process or governmental inquiry. (b) Employee agrees that any breach of this Section 9 by Employee shall be deemed a material breach of this Agreement. Employee agrees and understands that the remedy at law for any breach by him of this Section 9 would be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon Employee’s violation of this Section 9, Helen of Troy or its subsidiaries may be entitled to immediate injunctive relief and may obtain temporary orders or other injunctive or provisional relief restraining any further breach in a court of competent jurisdiction. Nothing in this Section 9 shall be deemed to limit the Company, Helen of Troy or any of its subsidiaries’ remedies at law or in equity for any breach by Employee of any of the provisions of this Section 9 which may be pursued or availed of by the Company, Helen of Troy or any of its subsidiaries.

10. Governing Law and Venue. This Agreement, including all matters related to its validity, enforceability, construction, interpretation and performance, all aspects of the relationship between the parties contemplated hereby and any disputes or controversies arising therefrom or related thereto, will be governed by, construed and enforced in accordance with the laws of the State of Texas (without regard to its conflicts-of-law provisions or principles). The Company and Employee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state and federal courts of El Paso County, Texas (the “Texas Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Texas Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Texas Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Court has been brought in an improper or inconvenient forum. 11. Amendment. No provision of this Agreement may be modified unless such modification is agreed to in writing signed by Employee and the Company. 12. Severability. If any of the provisions or terms of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other terms of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained in this Agreement. 13. Deferred Compensation. (a) It is the intention that no payment or entitlement pursuant to this Agreement will give rise to any adverse tax consequences under Section 409A or Section 457A of the Code (“Section 457A”) and that such payments or entitlements to which Employee is or could become entitled to under this Agreement are intended to be exempt from or comply with Section 409A and exempt from Section 457A, with the payments intended to be exempt under the “short-term deferral” and “separation pay” exceptions to the maximum extent permitted under Section 409A, and this Agreement shall be interpreted and administered in a manner consistent with such intent. Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A or Section 457A. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A or Section 457A. If Employee or the Company believes, at any time, that any benefit or right provided by this Agreement does not comply with Section 409A or Section 457A, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A and Section 457A (with the most limited possible economic effect on Employee and on the Company). For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate and distinct payment. Nothing in this Agreement shall provide a basis for any person to take action against the Company or any affiliate thereof based on matters covered by Section 409A or Section 457A, including the tax treatment of any amount paid under this Agreement, and neither the Company nor any of its affiliates shall under any circumstances have any liability to Employee or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A. (b) Without limiting the generality of the foregoing and anything in this Agreement to the contrary notwithstanding, if amounts or benefits payable by reference to the timing of Employee’s termination of employment constitute non-qualified deferred compensation subject to Section 409A, as determined in the Company’s sole discretion, (i) such amounts or benefits shall not be paid unless Employee experiences a “separation from service” (within the meaning of Section 409A), (ii) to the extent that any payment period conditioned on Employee’s execution of a release commences in one calendar year and ends in the subsequent calendar year, such amounts or benefits shall be paid in the second calendar year; and (iii) if Employee is a “specified employee” (within the meaning of Section 409A) as of the date of Employee’s separation from service, such amounts or benefits shall not be paid until the date that is six months and one day following the date of Employee’s separation from service, or if earlier, the date of Employee’s death. 14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received: (i) If to Employee, at such address as Employee shall provide to the Company. (ii) If to the Company to: Helen of Troy Nevada Corporation l Helen of Troy Plaza El Paso, Texas 79912 Attn: Board of Directors With a copy to: Office of General Counsel 1 Helen of Troy Plaza El Paso, Texas 79912 or to any other address as may have been furnished to Employee by the Company. [Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed on the date and year first written above. HELEN OF TROY NEVADA CORPORATION By: /s/ Matt Osberg Name: Matt Osberg Title: Chief Financial Officer EMPLOYEE: /s/ Tessa Judge Tessa Judge The obligations of Helen of Troy Nevada Corporation to Employee hereunder are hereby guaranteed by Helen of Troy Limited, a Bermuda company. HELEN OF TROY LIMITED, a Bermuda company By: /s/ Julien R. Mininberg Name: Julien R. Mininberg Title: Chief Executive Officer

A-1 EXHIBIT A RELEASE OF CLAIMS 1. Parties. The parties to Release of Claims (hereinafter “Release”) are Tessa Judge and Helen of Troy Nevada Corporation, a Nevada corporation, as hereinafter defined. 1.1 Employee and Releasing Parties. For the purposes of this Release, “Employee” means Tessa Judge, and “Releasing Parties” means Employee and her attorneys, heirs, legatees, personal representatives, executors, administrators, assigns, and spouse. 1.2 The Company and the Released Parties. For the purposes of this Release, the “Company” means Helen of Troy Nevada Corporation, a Nevada corporation, and “Released Parties” means the Company and its predecessors and successors, affiliates, and all of each such entity’s officers, directors, employees, insurers, agents, attorneys or assigns, in their individual and representative capacities. 2. Background and Purpose. Employee was employed by the Company. Employee’s employment is ending effective ________________ under the conditions described in Section 3.1,3.2 or 3.3, as applicable, of the Severance Agreement (“Agreement”) by and between Employee and the Company dated [__________ __, ____]. The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims the Releasing Parties may have against the Released Parties, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Employee’s employment, separation of employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Employee’s employment, separation of employment, reemployment, or application for reemployment (in each case except as set forth below). 3. Release. In consideration for the payments and benefits set forth in Section 3 of the Agreement and other promises by the Company all of which constitute good and sufficient consideration, Employee, for and on behalf of the Releasing Parties, waives, acquits and forever discharges the Released Parties from any obligations the Released Parties have and all claims the Releasing Parties may have as of the Effective Date (as defined in Section 4 below) of this Release, including but not limited to, obligations and/or claims arising from the Agreement (other than any claim Employee may have against the Company after the date hereof with respect to nonperformance of the payment obligations of the Company set forth in Section 3 of the Agreement) or any other document or oral agreement relating to employment, separation of employment, compensation, benefits, severance or post-employment issues. Employee, for and on behalf of the Releasing Parties, hereby releases the Released Parties from any and all claims, demands, actions, or causes of action, in law or equity, whether known or unknown, arising from or related in any way to any employment of or past failure or refusal to employ Employee by the Company, or any other past claim that relates in any way to Employee’s employment, separation of employment, compensation, benefits,

A-2 reemployment, or application for employment, with the exception of any claim Employee may have against the Company for enforcement of the Agreement. The matters released include, but are not limited to, any claims under federal, state or local laws, including the Age Discrimination in Employment Act (“ADEA”) as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), any common law tort, contract or statutory claims, and any claims for liquidated damages, compensatory or putative damages and for attorneys’ fees and costs. Further, Employee, for and on behalf of the Releasing Parties, waives and releases the Released Parties from any claims that this Release was procured by fraud or signed under duress or coercion so as to make the Release not binding. Employee is not relying upon any representations by the Company’s legal counsel in deciding to enter into this Release. Employee understands and agrees that by signing this Release, Employee, for and on behalf of the Releasing Parties, is giving up the right to pursue any legal claims that Employee or the Releasing Parties may have against the Released Parties with respect to the claims released hereby. Provided, nothing in this provision of this Release shall be construed to prohibit Employee from challenging the validity of the ADEA release in this Section of the Release or from filing a charge or complaint with the Equal Employment Opportunity Commission or any state agency or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or state agency. However, the Released Parties will assert all such claims have been released in a final binding settlement. Employee should consult with an attorney regarding the terms of this Release before signing the Release. Employee understands and agrees that this Release extinguishes all released claims, whether known or unknown, foreseen or unforeseen. Employee fully understands that, if any fact with respect to any matter covered by this Release is found hereafter to be other than or different from the facts now believed by Employee to be true, Employee expressly accepts and assumes that this Release shall be and remain effective, notwithstanding such difference in the facts. 3.1 IMPORTANT INFORMATION REGARDING RELEASE OF AGE DISCRIMINATION CLAIMS. Employee understands and agrees that: a. Also included among the claims knowingly and voluntarily waived and released by Employee in Section 3 are any age discrimination, retaliation, harassment, or related claims under the Age Discrimination in Employment Act (“ADEA”), the Texas Commission on Human Rights Act, the Older Workers Benefit Protection Act (“OWBPA”), or any other federal, state, or local law; b. this Release is worded in an understandable way; c. claims under ADEA that may arise after the date Employee signs this Release are not waived; d. the rights and claims waived in this Release are in exchange for additional consideration over and above any consideration to which Employee was already undisputedly entitled; e. Employee has been advised to consult with an attorney prior to executing this Release and has had sufficient time and opportunity to do so; f. Employee has been given a period of time of 21 days (or, if required by applicable law, 45 days) (the “Statutory Period”), if desired, to consider this Release before signing it, and that if Employee signs this Release in less time than the full Statutory Period, then by doing so she voluntarily agreed to waive her right to the full Statutory Period;

A-3 g. Employee may revoke her waiver and release of any ADEA claims covered by this Release within seven (7) days from the date Employee executes this Release. Notice of revocation must be in writing and received by _________________ Attention: _____________ within seven (7) days after Employee signs this Release; and h. any changes made to this Release, whether material or immaterial, will not restart the running of the Statutory Period. 3.2 Reservations of Rights. This Release shall not affect any rights which Employee may have under any medical insurance, disability plan, workers’ compensation, unemployment compensation, indemnifications, applicable company stock incentive plan(s) that survive termination of employment, or the 401(k) plan maintained by the Company, or any other entitlement to benefits in which Employee already is vested. 3.3 No Admission of Liability. It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Employee or the Company or the Released Parties, by whom liability has been and is expressly denied. 4. Effective Date. The “Effective Date” of this Release shall be the eighth calendar day after it is signed and not revoked by Employee. 5. Confidentiality, Proprietary, Trade Secret and Related Information Employee acknowledges the duty and agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about the Company, its products, customers and suppliers, and covenants not to breach that duty. This provision is in addition to, and not in lieu of: (a) the protections afforded trade secrets and confidential information under applicable law; and (b) notwithstanding the restrictions on use or disclosure of trade secrets, confidential information, or proprietary information under any other confidentiality agreement between the Company and Employee. Moreover, Employee acknowledges that, subject to the enforcement limitations of applicable law, the Company reserves the right to enforce the terms of any offer letter, employment agreement, confidentially agreement, or any other agreement between Employee and the Company and any section(s) therein. Should Employee, Employee’s attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Employee learned as an employee of the Company, Employee shall promptly notify the Company of such request by the most expeditious means in order to enable the Company to take any reasonable and appropriate action to limit such disclosure. 6. Scope of Release. The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; the Company’s parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each party’s insurers, transferees, grantees, legatees, agents, personal representatives and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and Effective Date of this Release. 7. Entire Release.

A-4 This Release and the Agreement signed by Employee contain the entire agreement and understanding between the parties with respect to the subject matter hereto and, except as reserved in Sections 3 and 5 of this Release, supersede and replace all prior agreements, written or oral, prior negotiations and proposed agreements, written or oral. Employee and the Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Employee and the Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release. 8. Severability. Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable. 9. Mutual Drafting. The parties each acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the parties. 10. References. The Company agrees to follow the applicable policies regarding release of employment reference information. 11. Parties May Enforce Release. Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release. 12. Governing Law and Venue. This Release, including all matters related to its validity, enforceability, construction, interpretation and performance, all aspects of the relationship between the parties contemplated hereby and any disputes or controversies arising therefrom or related thereto, will be governed by, construed and enforced in accordance with the laws of the State of Texas (without regard to its conflicts-of-law provisions or principles). The Company and Employee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Release shall be brought only in the state and federal courts of El Paso County, Texas (the “Texas Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Texas Court for purposes of any action or proceeding arising out of or in connection with this Release, (c) waive any objection to the laying of venue of any such action or proceeding in the Texas Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Court has been brought in an improper or inconvenient forum.

A-5 13. Acknowledgments. Employee acknowledges that the Company is not undertaking to advise Employee with respect to any tax or other consequences of this Release and that Employee is solely responsible for determining those consequences. Employee has read this Release and understands its terms. Employee has been provided with a full and fair opportunity to consult with an attorney of her choosing and to obtain any and all advice deemed appropriate with respect to this Release. Employee acknowledges that nothing in this Release shall limit Employee’s ability to confer with legal counsel, to testify truthfully under subpoena or court order, or to initiate, provide truthful information for, or cooperate with an investigation by a municipal, state, or federal agency for enforcement of laws. This Release has been entered into with the understanding that there are no unresolved claims of any nature that Employee has against the Company. Employee acknowledges and agrees that except for the payment and benefits set forth in Section 3 of the Agreement, all compensation, benefits, and other obligations due Employee by the Company, whether by contract or by law, have been paid or satisfied in full. Employee further agrees that the representations and understandings set forth in this paragraph have been relied on by the Company and constitute consideration for the Company’s execution of this Release. In light of the foregoing, Employee is satisfied with the terms of this Release and agrees that its terms are binding on him. Dated: , Tessa Judge STATE OF ) ) County of ) Personally appeared the above named Tessa Judge and acknowledged the foregoing instrument to be her voluntary act and deed. Before me: NOTARY PUBLIC - My commission expires: HELEN OF TROY NEVADA CORPORATION By: Name: Title: Dated: